UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2025

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34167	54-1817218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13595 Dulles Technology Drive
Herndon, Virginia 20171-3413
(Address of principal executive offices, including zip code)

(703) 984-8400
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	PLUS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of ePlus inc. was held on September 16, 2025.  There were present, in person or by proxy, holders of 24,424,265 shares of our common stock, or 91.73% of all shares of common stock eligible to be voted at the meeting. The final voting results on all matters are disclosed below.

1.  Election of the following directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified (included as Proposal 1 in the Proxy Statement).  Each nominee for director was elected by a vote of the shareholders as follows:

	For	Against	Abstain	Broker Non-Vote
Melissa J. Ballenger	23,182,725	181,450	11,230	1,048,860
Renée Bergeron	22,401,102	963,073	11,230	1,048,860
Bruce M. Bowen	23,011,065	355,891	8,449	1,048,860
John E. Callies	22,103,288	1,265,686	6,431	1,048,860
Ira A. Hunt, III	22,386,307	980,652	8,446	1,048,860
Mark P. Marron	23,040,453	330,747	4,205	1,048,860
Maureen F. Morrison	22,461,755	910,249	3,401	1,048,860

Each nominee was elected a director of ePlus.

2.  Advisory vote on the compensation of our named executive officers, as disclosed in our Proxy Statement (included as Proposal 2 in the Proxy Statement). The proposal was approved by a vote of shareholders as follows:

For:	20,889,682
Against:	2,422,490
Abstain:	63,233
Broker non-votes:	1,048,860

3.  Ratification of the selection of Deloitte & Touche LLP as our independent registered accounting firm for fiscal year 2026 (included as Proposal 3 in the Proxy Statement).  The proposal was approved by a vote of shareholders as follows:

For:	23,891,323
Against:	528,043
Abstain:	4,899

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: September 18, 2025